SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549
                                  _____________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):         October 1, 1996



                           TITANIUM METALS CORPORATION
                (Exact name of registrant as specified in charter)
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Delaware                       0-28538                     13-5630895
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(State or other jurisdiction   (Commission File Number)    (IRS Employer
 of incorporation)                                         Identification No.)

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1999 Broadway, Suite 4300, Denver, Colorado          80202
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(Address of principal executive offices)             (Zip Code)
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       Registrant's telephone number, including area code      (303) 296-5600




(Former name or former address, if changed since last report):  Not applicable



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) Pursuant to the Asset Purchase Agreement (the Agreement ) dated as of October 1, 1996, by and between the Registrant and Axel Johnson Metals, Inc. ( Axel Johnson ) the Regisgrant acquired substantially all of the assets of Axel Johnson,including Axel Johnson s 50% partnership interest in Titanium Hearth Technologies. Total consideration in the transaction was $90 million in cash, which was determined based upon negotiations between the Registrant and Axel Johnson. Prior to the transaction, the Registrant held the remaining 50% partnership interest in Titanium Hearth Technologies.

      The source of the funds used to make the acquisition was the Registrant's working capital and borrowings under the Registrant s credit facilities with Congress Financial Corporation (Central).

      The foregoing summary of the transaction is qualified in its entirety by reference to the Agreement attached hereto as exhibit 2.1 and incorporated herein by reference.

(b) A portion of the assets acquired by the Registrant pursuant to the Agreement consist of plant, equipment and other physical property which were used by Axel Johnson in the titanium metals and related businesses. The Registrant intends to continue such uses.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
(a) It is impracticable to provide the financial statements required by Item 7(a) at the time of filing this report on Form 8-K. The Registrant will file an amendment to this report on Form 8-K containing the information called for by this item as soon as practicable, but not later than 60 days after the date this report on Form 8-K is required to be filed.

(b) It is impracticable to provide the pro forma financial information required by Item 7(b) at the time of filing this report on Form 8-K. The Registrant will file an amendment to this report on Form 8-K containing the information called for by this item as soon as practicable, but not later than 60 days after the date this report on Form 8-K is required to be filed.

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(c)   Exhibits                                                        Page
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2.1   Asset Purchase Agreement, dated October 1, 1996,
            by and between Titanium Metals Corporation and
            Axel Johnson Metals, Inc.                                  4

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                                    SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    TITANIUM METALS CORPORATION
                                    (Registrant)



October 16, 1996                    /s/ John R. Burt
                                    John R. Burt,
                                    Corporate Attorney and Assistant Secretary